                                                                  EXHIBIT (g)(v)

                               FORM OF SCHEDULE A
                          ACCOUNTING SERVICES AGREEMENT
                                  LIST OF FUNDS

                      Name of Fund                                                           Date
                      ------------                                                           ----
Schwab MarketTrack Growth Portfolio
(formerly known as Schwab Asset Director-High Growth Fund)                                   4/30/98

Schwab MarketTrack Balanced Portfolio
(formerly known as Schwab Asset Director-Balanced Growth Fund)                               4/30/98

Schwab MarketTrack Conservative Portfolio
(formerly known as Schwab Asset Director-Conservative Growth Fund)                           4/30/98

Schwab MarketTrack All Equity Portfolio
(formerly known as Schwab Asset Director-Aggressive Growth Fund)                             4/15/98

International Index Fund: Investor Shares, Select Shares                                     4/30/98

Small-Cap Index Fund: Investor Shares, Select Shares                                         4/30/98

Schwab MarketManager International Portfolio
(formerly known as Schwab OneSource Portfolios-International)                                4/30/98

Schwab MarketManager Balanced Portfolio
(formerly known as Schwab OneSource Portfolios-Balanced Allocation)                          4/30/98

Schwab MarketManager Growth Portfolio
(formerly known as Schwab OneSource Portfolios-Growth Allocation)                            4/30/98

Schwab MarketManager Small Cap Portfolio
(formerly known as Schwab OneSource Portfolios-Small Company)                                4/30/98

Schwab MarketTrack Growth Portfolio II
(formerly known as Schwab Asset Director-High Growth Portfolio)                              4/30/98

Institutional Select S&P 500 Fund                                                            2/7/99

Institutional Select Large-Cap Value Index Fund                                              2/7/99

Institutional Select Small-Cap Value Index Fund                                              2/7/99

Schwab Total Stock Market Index Fund                                                         6/1/99

                SCHWAB CAPITAL TRUST
                 SCHWAB ANNUITY PORTFOLIOS

                 By       _____________________________
                 Name:    William J. Klipp
                 Title:   Executive Vice President and Chief Operating Officer

                 SEI FUND RESOURCES

                 By       ______________________________
                 Name:    Todd Cipperman
                 Title:   Vice President and Assistant Secretary